PARTICIPATION AGREEMENT
BY AND AMONG
UNITED DEVELOPMENT FUNDING, L.P.,
UNITED DEVELOPMENT FUNDING II, L.P.,
UNITED DEVELOPMENT FUNDING III, L.P.,
UNITED DEVELOPMENT FUNDING LAND OPPORTUNITY FUND, L.P.,
UNITED DEVELOPMENT FUNDING IV AND
UMTH LAND DEVELOPMENT, L.P.

This Participation Agreement (the “Agreement”) is executed this 12th day of November, 2009, by and among United Development Funding, L.P., a Delaware limited partnership, (“UDF I”),  United Development Funding II, L.P., a Delaware limited partnership (“UDF II”), United Development Funding III, L.P., a Delaware limited partnership (“UDF III”), United Development Funding Land Opportunity Fund, L.P., a Delaware limited partnership (“UDF LOF”), United Development Funding IV, a Maryland real estate investment trust (“UDF IV,” and together with UDF I, UDF II, UDF III and UDF LOF, the “UDF Funds”), and UMTH Land Development, L.P., a Delaware limited partnership (“UMTH LD”).

FACTUAL BACKGROUND

1.             The UDF Funds invest, or will invest, in the acquisition of land and development of single-family lots, construction of single-family homes and model homes, and the acquisition of model homes and finished lots utilizing a diverse range of capital structures such as equity investments, joint venture participations, mezzanine loans, subordinated loans and senior loans.

2.             The lifecycle of single-family lot development and home construction generally begins with the acquisition of land for development of single-family lots, followed by the entitlement and engineering of the subject property, followed by the development of raw land into a finished lot, followed by the construction and sale of a single-family home.  There are differing levels of capital appreciation, cash flow, loan-to-value ratios, development risk, market risk and investment yields over the course of the development lifecycle.

3.             Each of the UDF Funds invests, or will invest, in substantially similar land development opportunities, although such investments may be made at different points in the development lifecycle in accordance with the investment criteria, yield requirements, cash flow expectations, investment horizon and risk tolerances of the respective UDF Fund at the time the investment is made.  In addition, the UDF Funds will determine to exit investments in land development and home construction projects at different points in the development lifecycle in accordance with the investment criteria, yield requirements, cash flow expectations, investment horizon and risk tolerances of the respective UDF Fund at the time the exit is made.

4.             Subject to the respective limitations set forth in the organizational and operational documents of each of the UDF Funds, investments may be entered into as co-investments or joint ventures between two or more UDF Funds, and may be sold to or refinanced by other UDF Funds in accordance with the investment criteria, yield requirements, cash flow expectations, investment horizon and risk tolerances of the respective UDF Funds.

5.             UMTH LD is the asset manager of UDF I, UDF II, UDF LOF and UDF IV and the general partner of UDF III.  In exercising its duties to each of the UDF Funds, UMTH LD will manage each investment in accordance with the investment criteria, yield requirements, cash flow expectations, investment horizon and risk tolerances of the respective UDF Fund as each investment progresses.

6.             The UDF Funds each recognize that, in exercising its duties to each of them, UMTH LD will encounter conflicts of interest.  Thus, each of the UDF Funds and UMTH LD seeks to equitably apportion investment opportunities among and between such entities in accordance with each fund’s investment criteria, yield requirements, cash flow expectations, investment horizon and risk tolerances at the time each transaction opportunity is presented by UMTH LD.

AGREEMENT

 NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.             In each case in which there is an opportunity to participate in a transaction, including any investment, co-investment, joint venture, participation, refinancing or sale, that qualifies for the investment criteria, yield requirements, cash flow expectations, investment horizon and risk tolerances of any two or more UDF Funds, which are described generally in Appendix A hereto, the amount that each respective entity will invest in such transaction shall be determined as follows:

A.            First, each UDF Fund which is presented the transaction opportunity will be allocated a percentage of the transaction opportunity determined as the ratio of the total amount of Equity Invested in such entity over the Total Combined Equity Invested, such percentage being the “Investment Percentage.”  For purposes of this Agreement, “Equity Invested” shall include both direct investment and retained earnings as determined by the Most Recent Financial Statements, and the “Most Recent Financial Statements” shall mean the most recently available audited or unaudited financial statements prepared by the respective entities with respect to the most recent calendar quarter.  For purposes of this paragraph 1.A., “Total Combined Equity Invested” shall mean the sum of the Equity Invested in each of the UDF Funds to which the opportunity is presented.

Each UDF Fund which is presented the transaction opportunity will invest in such transaction opportunity an amount equal to the Investment Percentage multiplied by the amount of Required Cash.  For purposes of this Agreement, “Required Cash” means the aggregate amount of cash required to be invested by the respective UDF Funds in the transaction opportunity.

B.             Second, if, after allocating Available Cash (as defined in paragraph 1.D. below) pursuant to paragraph 1.A. above, the full amount of the Required Cash has not been invested, the remaining transaction opportunity shall be allocated amongst and between the entities with remaining Available Cash as the ratio of the total amount of Equity Invested in each such entity over the Total Combined Equity Invested, such percentage being the “Remaining Investment Percentage.”  For the purposes of this paragraph 1.B., “Total Combined Equity Invested” shall mean the sum of the Equity Invested in each of the entities with remaining Available Cash.

Each such UDF Fund will invest in the remaining transaction opportunity an amount equal to the Remaining Investment Percentage multiplied by the amount of Required Cash.

C.             Third, if, after allocating Available Cash pursuant to paragraphs 1.A. and 1.B. above, the full amount of the Required Cash has not been invested, the remaining transaction opportunity shall be allocated amongst and between the entities with remaining Available Cash by repeating the process set forth in paragraph 1.B. above until the full amount of Required Cash has been invested.

D.             “Available Cash” shall mean all cash of the respective entity available for investment, not including lines of credit or other borrowing facilities, as determined by UMTH LD, taking into consideration the projected sources and uses of cash for that respective entity.

2.             In each case in which a transaction opportunity is presented to a UDF Fund, the transaction opportunity shall be structured in compliance with the investment limitations and requirements set forth in the applicable organizational and operational documents of the respective UDF Fund and any applicable prospectus or offering memorandum relating to the respective UDF Fund.  Unless the organizational and operational documents of the respective UDF Fund are more restrictive, the following terms apply:

A.            No loan shall be sold between funds for an amount in excess of the outstanding loan balance, including accrued interest, at the time of the sale.  This does not prohibit the acquiring entity from subsequently restructuring the loan in any way, including an increase in the loan amount; and

B.             No asset shall be sold between funds for an amount in excess of its fair market value as determined by an independent expert.  This does not prohibit the financing of the investment by another UDF Fund.

3.             Notwithstanding anything contained herein to the contrary, UMTH LD shall exercise its best efforts to reasonably allocate transaction opportunities amongst the UDF Funds as set forth herein, provided, however, that UMTH LD may use approximations and rounding.  UMTH LD will rely on its Investment Committee to apply each UDF Fund’s investment criteria, yield requirements, cash flow expectations, investment horizon and risk tolerances to recommend an investment, co-investment, joint venture, participation, refinancing or sale by the respective UDF Funds.  Further, notwithstanding anything contained herein to the contrary, UMTH LD and its agents cannot give assurance that they will recommend investment in all transaction opportunities of which they become aware that are suitable for one or more UDF Fund on an equal allocation amongst such entities.

4.             This Agreement shall be governed and construed under the laws of the State of Texas.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

By:	UMTH Land Development, L.P.,
a Delaware limited partnership

		By:	/s/ Hollis M. Greenlaw
		Name:	Hollis M. Greenlaw
		Title:	Chief Executive Officer

By:	United Development Funding, L.P.,
a Delaware limited partnership

	By:	United Development Funding, Inc.,
its general partner

		By:	/s/ Hollis M. Greenlaw
		Name:	Hollis M. Greenlaw
		Title:	Chief Executive Officer

By:	United Development Funding II, L.P.,
a Delaware limited partnership

	By:	United Development Funding II, Inc.,
its general partner

		By:	/s/ Hollis M. Greenlaw
		Name:	Hollis M. Greenlaw
		Title:	Chief Executive Officer

By:	United Development Funding III, L.P.,
a Delaware limited partnership

	By:	UMTH Land Development, L.P.,
a Delaware limited partnership

		By:	/s/ Hollis M. Greenlaw
		Name:	Hollis M. Greenlaw
		Title:	Chief Executive Officer

By:	United Development Funding Land Opportunity Fund, L.P.,
a Delaware limited partnership

	By:	UDF Land GenPar, L.P.,
a Delaware limited partnership

		By:	/s/ Hollis M. Greenlaw
		Name:	Hollis M. Greenlaw
		Title:	Chief Executive Officer

By:	United Development Funding IV
a Maryland real estate investment trust

	By:	/s/ Hollis M. Greenlaw
	Name:	Hollis M. Greenlaw
	Title:	Chief Executive Officer

APPENDIX A

Investment Criteria, Yield Requirements, Cash Flow Expectations,
Investment Horizons and Risk Tolerances of the UDF Funds

UDF I:

UDF I provides asset level and fund level leverage and generally seeks to invest in land acquisition and development loans and participation agreements, provide equity as an investment in entities that acquire and develop single-family residential properties, and provide credit enhancements to developers and entities in connection with third-party financing of land acquisition and development loans.

UDF I generally seeks capital appreciation through value enhancement, higher yields and internal rates of return and lower-to-more-moderate cash flow from loans and equity investments with a mid- to long-term investment horizon and high risk tolerances.

UDF II:

UDF II provides asset level and fund level leverage and generally seeks to invest in land acquisition and development loans and participation agreements, provide equity as an investment in entities that acquire and develop single-family residential properties, and provide credit enhancements to developers and entities in connection with third-party financing of land acquisition and development loans.

UDF II generally seeks capital appreciation through value enhancement, higher yields and internal rates of return and lower-to-more-moderate cash flow from loans and equity investments with a mid- to long-term investment horizon and high risk tolerances.

UDF III:

UDF III does not make equity investments and does not utilize permanent leverage and generally seeks to (i) invest in secured real estate loans made to persons and entities for the acquisition of parcels of real property to be developed as single-family residential lots that will be marketed and sold to home builders, (ii) secure such loans by a first lien or a second lien on real property or a pledge of the borrowing entities’ ownership interest, and (iii) provide credit enhancements to developers, homebuilders and other real estate entities in connection with third-party financing of home construction loans and land acquisition and development loans.

UDF III does not seek capital appreciation and generally seeks moderate yield and higher cash flow from loans with a mid-term investment horizon and a moderate risk tolerance.

UDF LOF:

UDF LOF generally seeks to invest in and finance finished lots, paper lots and land to be developed into residential lots and model and finished new home inventory.

UDF LOF generally seeks capital appreciation, high yields and low-to-moderate cash flow from loans and equity investments with a mid-to-long-term investment horizon and a high risk tolerance.

UDF IV:

UDF IV generally seeks to (i) invest in land acquisition and development loans, finished lot loans, model and new home inventory, loans for the construction of new homes and participation agreements, (ii) secure such loans by either a first lien or a second lien on real property or a pledge of the borrowing entities’ ownership interest, (iii) invest in the equity of entities that acquire and develop single-family residential properties, (iv) invest in discounted cash flows secured by municipal assessments levied on real property and (v) provide credit enhancements to developers and entities in connection with third-party financing of land acquisition and development loans.

UDF IV generally seeks moderate yields and moderate-to-high cash flow from loans and capital appreciation from equity investments with a mid-term investment horizon and a low risk tolerance.